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                                                                  EXHIBIT B10(i)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated May 12, 1998 as to the American General Annuity Insurance Company (formerly know as Western National Life Insurance Company) and as to AGA Separate Account A (formerly know as WNL Separate Account A) in Post-Effective Amendment No. 6 to the Registration Statement (Form N-4, Nos. 33-86464/811-8862) of the AGA Separate Account A.

                                          /s/  ERNST & YOUNG LLP
                                          ERNST & YOUNG LLP

Houston, Texas
September 28, 1998